                                                                    EXHIBIT 25.1

================================================================================


                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) [__]

                        -------------------------------


                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)


New York                                                    13-5160382
(State of incorporation                                     (I.R.S. employer
if not a U.S. national bank)                                identification no.)

One Wall Street, New York, N.Y.                             10286
(Address of principal executive offices)                    (Zip code)

                        -------------------------------



                               CEX HOLDINGS, INC.
               (Exact name of obligor as specified in its charter)


Colorado                                                    84-1347853
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)


                             CORPORATE EXPRESS, INC.
               (Exact name of obligor as specified in its charter)


Colorado                                                    84-0978360
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)

                         Table of Additional Registrants
                         -------------------------------
ASAP Software Express, Inc.           Illinois        36-3328437
Corporate Express Callcenter
 Services, Inc.                       Delaware        22-8292338
Sofco, Inc.                           New York        14-1550996
SQP, Inc.                             New York        14-1680132
Sofco of Ohio, Inc.                   New York        34-1690942
S&O Property, Inc.                    New York        14-1499350
Epco Packaging Services               Delaware        04-2989953
Hermann Marketing, Inc.               Missouri        43-1540873
Distribution Resources Co.            Colorado        84-1015452
Corporate Express Real Estate, Inc.   Delaware        84-1326952
Corporate Express of the East, Inc.   Delaware        84-1248716
Corporate Express of Texas, Inc.      Delaware        74-1926921
Federal Sales Services, Inc.          Virginia        54-1000288
Virginia Impressions Products
 Co., Inc.                            Virginia        54-0619020
Micromagnetic Systems, Inc.           Virginia        54-1092699
Corporate Express Delivery
 Systems, Inc.                        Delaware        76-0424426
American Delivery System, Inc.        Michigan        38-2523356
Corporate Express Distribution
 Services, Inc.                       Michigan        38-1889687
New Delaware Delivery, Inc.           Delaware        51-0366092
Red Arrow Corporation                 Missouri        43-0678384
RAC, Inc.                             Missouri        43-1389320
Red Arrow Spotting Services, Inc.     Missouri        43-1622097
Red Arrow Trucking Co.                Missouri        43-1335313
Red Arrow Warehousing, Co.            Missouri        43-1344561
Rush Trucking, Inc.                   Illinois        43-1409469
Corporate Express Delivery Systems-
 Intermountain, Inc.                  Delaware        86-0809519
Corporate Express Delivery Leasing-
 Intermountain, Inc.                  Delaware        86-0808518
Corporate Express Delivery Systems-
 Mid-Atlantic, Inc.                   Delaware        52-1951978
Corporate Express Delivery Leasing-
 Mid-Atlantic, Inc.                   Delaware        52-1951974
Corporate Express Delivery Systems-
 Mid-West, Inc.                       Delaware        36-4054055
Corporate Express Delivery Leasing-
 Mid-West, Inc.                       Delaware        36-4054057
Corporate Express Delivery Systems-
 New England, Inc.                    Delaware        06-1441914
Corporate Express Delivery Leasing-
 New England, Inc.                    Delaware        06-1441911
Corporate Express Delivery Systems-
 Northeast, Inc.                      Delaware        11-3295386
Corporate Express Delivery Leasing-
 Northeast, Inc.                      Delaware        11-3295385
Corporate Express Delivery Systems-
 Southeast, Inc.                      Delaware        56-1949066
Corporate Express Delivery Leasing-
 Southeast, Inc.                      Delaware        56-1949063
Air Courier Dispatch of New Jersey,
 Inc.                                 Minnesota       22-3096947

Sunbelt Courier, Inc.                 Arkansas        71-0684115
Tricor America, Inc.                  California      94-2593523
Midnite Express International
 Courier, Inc.                        California      95-3796228
Corporate Express Delivery Systems-
 Southwest, Inc.                      Delaware        76-0486734
Corporate Express Delivery Leasing-
 Southwest, Inc.                      Delaware        76-0486733
Corporate Express Delivery Systems-
 West Coast, Inc.                     Delaware        95-4560129
Corporate Express Delivery Leasing-
 West Coast, Inc.                     Delaware        95-4556544
Corporate Express Delivery System-
 Expedited, Inc.                      Delaware        74-2854132
Corporate Express Delivery Leasing-
 Expedited, Inc.                      Delaware        76-0555266
Corporate Express Delivery
 Administration, Inc.                 Nevada          76-0465269
Corporate Express Delivery
 Management Business Trust            Delaware        51-0363269
Corporate Express Delivery
 Systems-Air Division, Inc.           Delaware        76-0566357


One Environmental Way
Broomfield, Colorado                                   80021
(Address of principal executive offices)               (Zip code)

                             ----------------------


                       9-5/8% Series B Senior Subordinated
                                 Notes due 2008
                       (Title of the indenture securities)


================================================================================

1. GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

   (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

------------------------------------------------------------------------------------------
                  Name                                           Address
------------------------------------------------------------------------------------------
         Superintendent of Banks of the State of       2 Rector Street, New York,
         New York                                      N.Y.  10006, and Albany, N.Y. 12203

         Federal Reserve Bank of New York              33 Liberty Plaza, New York,
                                                       N.Y.  10045

         Federal Deposit Insurance Corporation         Washington, D.C.  20429

         New York Clearing House Association           New York, New York   10005

         (b)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         Yes.

2.       AFFILIATIONS WITH OBLIGOR.

         IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH
         AFFILIATION.

         None.

16.      LIST OF EXHIBITS.

         EXHIBITS IDENTIFIED IN PARENTHESES BELOW, ON FILE WITH THE COMMISSION,
         ARE INCORPORATED HEREIN BY REFERENCE AS AN EXHIBIT HERETO, PURSUANT TO
         RULE 7A-29 UNDER THE TRUST INDENTURE ACT OF 1939 (THE "ACT") AND 17
         C.F.R. 229.10(d).

         1.       A copy of the Organization Certificate of The Bank of New York
                  (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement
                  No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with
                  Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

         4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

         6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement
                  No. 33-44051.)

         7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                    SIGNATURE



         Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 21st day of July, 1998.


                                   THE BANK OF NEW YORK



                                   By:     /s/ REMO J. REALE
                                      ------------------------------------
                                      Name:  REMO J. REALE
                                      Title: ASSISTANT VICE PRESIDENT

                                                                       EXHIBIT 7



                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                     of 48 Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business March 31, 1998, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                 Dollar Amounts
ASSETS                                            in Thousands
Cash and balances due from depos-
  itory institutions:
  Noninterest-bearing balances and
   currency and coin ....................           $ 6,397,993
  Interest-bearing balances .............             1,138,362
Securities:
  Held-to-maturity securities ...........             1,062,074
  Available-for-sale securities .........             4,167,240
Federal funds sold and Securities pur-
  chased under agreements to resell......               391,650
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income ..............................            36,538,242
  LESS: Allowance for loan and
    lease losses ........................               631,725
  LESS: Allocated transfer risk
    reserve..............................                     0
  Loans and leases, net of unearned
    income, allowance, and reserve.......            35,906,517
Assets held in trading accounts .........             2,145,149
Premises and fixed assets (including
  capitalized leases) ...................               663,928
Other real estate owned .................                10,895
Investments in unconsolidated
  subsidiaries and associated
  companies .............................               237,991
Customers' liability to this bank on
  acceptances outstanding ...............               992,747
Intangible assets .......................             1,072,517
Other assets ............................             1,643,173
                                                    -----------
Total assets ............................           $55,830,236
                                                    ===========
LIABILITIES
Deposits:
  In domestic offices ...................           $24,849,054
  Noninterest-bearing ...................            10,011,422
  Interest-bearing ......................            14,837,632
  In foreign offices, Edge and
    Agreement subsidiaries, and IBFs ....            15,319,002
  Noninterest-bearing ...................               707,820
  Interest-bearing ......................            14,611,182
Federal funds purchased and Securities
  sold under agreements to repurchase....             1,906,066
Demand notes issued to the U.S.
  Treasury ..............................               215,985
Trading liabilities .....................             1,591,288
Other borrowed money:
  With remaining maturity of one year
    or less .............................             1,991,119
  With remaining maturity of more than
    one year through three years.........                     0
  With remaining maturity of more than
    three years .........................                25,574
Bank's liability on acceptances exe-
  cuted and outstanding .................               998,145
Subordinated notes and debentures .......             1,314,000
Other liabilities .......................             2,421,281
                                                     ----------
Total liabilities .......................            50,631,514
                                                     ==========
EQUITY CAPITAL
Common stock ............................             1,135,284
Surplus .................................               731,319
Undivided profits and capital
  reserves ..............................             3,328,050
Net unrealized holding gains
  (losses) on available-for-sale
  securities ............................                40,198
Cumulative foreign currency transla-
  tion adjustments ......................              (36,129)
Total equity capital ....................           -----------
Total liabilities and equity
  capital ...............................             5,198,722
                                                    -----------
                                                    $55,830,236
                                                    ===========

      I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                    Robert E. Keilman

      We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


      Thomas A. Renyi             ]
      Alan R. Griffith            ]   Directors
      J. Carter Bacot             ]